[LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]

Board of Directors
EYI Industries, Inc.
Burnaby, B.C. Canada


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated March 31, 2006, on the financial statements of EYI Industries, Inc. as of December 31, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

June 20, 2006